CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A No. 2 into the Company's previously filed Registration Statements on Form S-8 (No. 33-43882) and Form S-3 (No.'s 33-57212, 33-48827, 3363830 and 33-68092).





Fort Lauderdale, Florida,                                 /s/ARTHUR ANDERSEN LLP
May 30, 1995.